EXHIBIT 99.1
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                          HOLLINGER INTERNATIONAL INC.
                       401 NORTH WABASH AVENUE, SUITE 740
                             CHICAGO, ILLINOIS 60611



                                                                  April 13, 2004


                                   IMPORTANT!

         PLEASE READ THIS LETTER CAREFULLY. EFFECTIVE MAY 1, 2004 ALL OPTION TRANSACTIONS WILL BE SUSPENDED UNTIL THE COMPANY
         BECOMES CURRENT IN ITS FILINGS WITH THE SECURITIES AND
         EXCHANGE COMMISSION ("SEC").


To: Option Plan Participants under Hollinger International Inc. (the "Company") 1994 Stock Option Plan, 1997 Stock Incentive Plan and 1999 Stock Incentive Plan ("Option Plans")

Dear Option Plan Participants:

         The purpose of this letter is to let you know that, effective on May 1, 2004, all transactions under our Option Plans will be suspended for a period of time.

         As you know, the Company formed a Special Committee of independent directors to investigate related party transactions and other payments made to certain executives of the Company and its controlling stockholder, Hollinger Inc., and other affiliates in connection with the sale of the Company's assets and other transactions. At this time, the Special Committee's investigation is still ongoing. The Company believes that it needs to review the Special Committee's final report before it can complete its Annual Report on Form 10-K for the period ended December 31, 2003 and file it with the Securities and Exchange Commission. In addition, the Company has experienced a disruption of management services provided to it arising from a dispute with Ravelston Corporation Limited, which had provided services to the Company in the past in connection with the preparation of its financial statements. As a result of these factors, the Company has not yet been able to file its Annual Report and will not be in a position to do so until after the Special Committee completes its final report.

         This issue affects the Option Plans because the shares that are issued under the Option Plans are required to be registered with the SEC, and in order to maintain the registration of these shares the Company is required to stay current with its SEC filings. In order for the registration of the shares under the Option Plans to continue

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uninterrupted, we would need to file the 10-K by April 30, 2004. At this time we do not believe we will be able to file the 10-K by that date.

         As a result, May 1, 2004 will begin a period during which you will not be able to exercise options under the Option Plans. You will continue to be free to resell any shares acquired as a result of exercise (even if you choose to resell after April 30, 2004) subject to the Company's securities trading policies1. This non-exercise period will last until the Company once again becomes current in its SEC filings. As soon as the Company becomes current in its SEC filings, this suspension of activity will end and you will be free to execute transactions under the Option Plans in the ordinary course. You should also know that the suspension of activity does NOT affect the vesting schedule with respect to previously granted options.

         The Option Plans generally provide that you have 30 days following the date of your termination of employment with the Company to exercise your vested options. If your employment with the Company terminates at any time from now until the end of the suspension period described above, the Company will extend the 30-day exercise period to provide you 30 days after the conclusion of the suspension period to exercise your vested options. PLEASE NOTE THAT THE COMPANY CANNOT EXTEND THE EXERCISE PERIOD OF ANY OPTIONS BEYOND THE EXPIRATION OF THEIR 10-YEAR TERMS. AS A RESULT, IF YOU HAVE VESTED OPTIONS WITH A 10-YEAR TERM THAT ARE SCHEDULED TO EXPIRE ON MAY 2, 2004 AND YOU INTEND TO EXERCISE THEM, YOU MUST ACT ON OR PRIOR TO APRIL 30, 2004

         If you wish to exercise any vested options before the suspension period begins, you must COMPLETE these transactions prior to the close of trading on April 30, 2004. If you do not complete these transactions prior to the close of trading on April 30, you will not be able to exercise your vested options until the Company again becomes current in its SEC filing obligations. If you intend to exercise vested options prior to April 30, please allow sufficient time for the completion of paperwork and the processing of your request.

         You should feel free to contact Linda Loye, Assistant Corporate Counsel, at (312) 321-3136 if you have any further questions regarding any of the foregoing.

                                               Very truly yours,

                                               James R. Van Horn
                                               Corporate Counsel
                                               Hollinger International Inc.


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1    Note, however, that special rules apply to certain officers, directors and other executives of the Company and its subsidiaries that will restrict their ability to resell shares after April 30, 2004. Feel free to contact Linda Loye, Assistant Corporate Counsel, for further information.